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We consent to the use in this Amendment No. 2 to the Registration
Statement of The Arielle Corp. on Form SB-2 (File No. 333-61629) of our Report of Independent Auditors dated May 18, 1998 appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.


AHEARN, JASCO + COMPANY, P.A.

AHEARN, JASCO + COMPANY, P.A.
Certified Public Accountants

Pompano Beach, Florida
    March 16, 1999